Exhibit 10.28

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into with an effective date of September 24, 2018 (Effective Date) by and between Cipherloc Corporation a Texas corporation, located at 825 Main Street, Suite 100, Buda, TX 78610 (“the Company”), and Michael Hufnagel located at 3504 Venezia View, Leander, TX 78641 (the “Consultant”) (individually, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Consultant has certain experiences in programming; and

WHEREAS, the Company wishes to engage the services of Consultant to assist the Company in its as it relates programming.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1. Consulting Services.

Consultant agrees to collaborate with and assist the Company in its programming as it relates to the Company’s technologies and products and to perform the Consulting Services in a professional manner. The Company will provide the Consultant with all required materials, train the Consultant in its technologies and products, and will offer, when needed, the assistance of Company’s management and technical support staff for Consultant to effectively carry outs its obligations under this Agreement.

2. Term of Agreement.

This Agreement shall be in full force and effect commencing upon the Effective Date hereof and continuing for a period Six (6) months. Either Party shall have the right to terminate this Agreement without cause upon providing the other Part with thirty (30) days written notice.

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3. Section 3 - Time Devoted by Consultant

The Parties acknowledge and agree that the Consultant shall spend such time as needed to perform the obligations of the Consultant hereunder; provided, however, that the Consultant will not be obligated to devote more than 20 hours per week to the provision of the Consulting Services. In the event the Company requests that the Consultant devote more than 20 hours to the provision of Consulting Services during any week and the Consultant, at his discretion, agrees to do so, in addition to the Base Monthly Compensation (as hereinafter defined), the Company will pay the Consultant additional compensation in the amount of $100 per hour (or partial hour) in excess of 20 hours spent by the Consultant during such week (and the Consultant agrees to maintain accurate and complete records of the time each week that he devotes to the provision of Consulting Services)

Section 4 – Place Where Consulting Services Will Be Performed

The Consultant will perform Consulting Services remotely from the Consultant Location; however, if reasonably requested by the Company from time to time, the Consultant will attend meetings and otherwise perform Consulting Services at the Company Location if it is necessary for him to do so. The Consultant will have no obligation to travel (other than to the Company Location, as provided herein), to provide Consulting Services.

Section 5 – Compensation to Consultant

The Consultant shall receive a consultancy fee of $10,000 per month (the “Base Monthly Compensation”). The Base Monthly Compensation will be due and payable in arrears on or before the 10th day of each calendar month, for Consulting Services rendered during the prior month, with the first such payment due on or before November 10, 2018, for the month beginning on the Effective Date and ending on October 31, 2018.

6. Independent Contractor.

Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of its duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company unless such status shall be agreed upon and set forth in a writing signed by the parties.

7. Confidential Information.

The Consultant and the Company acknowledge that each will have access to confidential and proprietary information (“Confidential Information”) regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Party’s prior written consent. Further, Consultant acknowledges that it will have access to proprietary information regarding the business operations of certain clients of the Company and agrees to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the Company’s prior written consent. The Parties agree to restrict the circulation of Confidential Information to those employees, independent contractors, or consultants and professional advisors working with them who need to receive Confidential Information in order to carry out their duties or assignments. Moreover, the Parties agree to give all such employees, consultants and advisors instructions to hold in confidence all Confidential Information made available to them and to use the Confidential Information only for clearly authorized purposes.

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Company further agrees that it shall not directly or indirectly interfere with, circumvent, or attempt to circumvent, the Consultant during the term of this Agreement.

In the event of a circumvention or unauthorized disclosure of Confidential Information that causes provable damages as a result of the actions or conduct by one or more Parties to this Agreement, and if the breaching Party’s act of circumvention or unauthorized disclosure of Confidential Information was or may have been the proximate cause of a provable injury or harm, the aggrieved party or parties shall be entitled to institute an arbitration action under Section 9(A) herein.

8. Mutual Indemnification.

Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party (the “Indemnified Party”) from and against any and all third party claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party’s indemnification obligations would apply and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall always also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

The rights and obligations of the Parties under this Article shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

9. Miscellaneous.

(A)	Any controversy or claim arising out, or relating to any breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Unless the parties agree otherwise, the arbitration shall me held in Austin, Texas or some other mutually agreeable location.
(B)	The parties shall agree upon one arbitrator but, if the parties cannot so agree, the AAA shall appoint an arbitrator. Each party shall bear its own expenses incurred in connection with the arbitration, including the fees of the arbitrator, provided, however, that , the prevailing Party shall be entitled to reasonable attorneys’ fees to be awarded as part of the arbitration.
(C)	This binding Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either Party hereto without the prior written consent of the other.
(D)	This Agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.
(E)	This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.
(F)	No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.
(G)	If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from the Agreement.
(H)	The above recitals are incorporated into this Agreement by this reference.

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IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

COMPANY:		CONSULTANT:

CIPHERLOC CORPORATION		Michael Hufnagel
a Texas corporation

	/s/ Michael De La Garza		/s/ Michael Hufnagel
By:	Michael De La Garza	By:	Michael Hufnagel
President/CEO

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